Exhibit 5.1

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

June 12, 2014

Commerce Bancshares, Inc.

1000 Walnut

Kansas City, MO 64106

Re:	Commerce Bancshares, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Commerce Bancshares, Inc., a Missouri corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) an indeterminate number of shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), and (ii) an indeterminate number of shares of Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary to be named therein (each, a “Deposit Agreement”). The shares of Preferred Stock and Depositary Shares to be offered pursuant to the Registration Statement are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement

(ii)	the Restated Articles of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Missouri (the “Articles of Incorporation”);

(iii)	the Restated By-laws of the Company, as currently in effect (the “By-laws”);

(iv)	certain resolutions of the Executive Committee of the Board of Directors of the Company (the “Board”) relating to the Offered Securities, as certified by the Secretary of the Company; and

(v)	an executed copy of the certificate of Thomas J. Noack, the Vice President and Secretary of the Company, dated the date hereof.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and any Deposit Agreement to be entered into in connection with the issuance of Depositary Shares will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are

Commerce Bancshares, Inc.

June 12, 2014

subject, (ii) any law, rule or regulation to which the Company or its properties is subject (other than the MGBCL, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under the MGBCL) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under the MGBCL). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the General and Business Corporations Law of the State of Missouri (the “MGBCL”). We do not express any opinion with respect to the laws of any jurisdiction other than the MGBCL or as to the effect of the laws of any jurisdiction other than the MGBCL on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement has become effective under the Act, (ii) an appropriate prospectus supplement or free writing prospectus with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares, has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares (each, a “Certificate of Designation”) in accordance with the Articles of Incorporation, By-Laws and the applicable provisions of the MGBCL, (v) such Certificate of Designation has been filed with the Secretary of State of the State of Missouri and become effective, (vi) if the issuance of the Offered Preferred Shares is certificated, certificates approved by the Board in the form required by the MGBCL, the applicable Certificate of Designation and the By-Laws representing the Offered Preferred Shares are duly executed and countersigned, and (vii) the Offered Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor in accordance with any applicable underwriting agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Preferred Shares, when issued and sold or otherwise distributed will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof and the Articles of Incorporation as then in effect authorizes the issuance of such number of shares of Preferred Stock.

2.	With respect to any Depositary Shares representing fractional interests in any series of the Preferred Stock to be offered by the Company (the “Offered Depositary Shares”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or free writing prospectus with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by the MGBCL, the consideration to be received therefor and related matters, and the execution and delivery of the Deposit Agreement, (v) such Certificate of Designation has been duly filed with the Secretary of State of the State of Missouri and become effective, (vi) the applicable Deposit Agreement has been duly executed and delivered, (vii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the MGBCL and delivered to the applicable depositary for deposit in accordance with the Deposit Agreement, and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the applicable depositary in accordance with the applicable Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in such Deposit Agreement.

Commerce Bancshares, Inc.

June 12, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours

/s/ HUSCH BLACKWELL LLP